UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 31, 2010

______________________

TALEO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51299	52-2190418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4140 Dublin Boulevard, Suite 400
Dublin, CA 94568
(Address of principal executive offices, including zip code)

(925) 452-3000
 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On March 31, 2010, Taleo Corporation (“Taleo”) entered into a manual replacement statement of work (the “Agreement”) with Equinix Operating Co., Inc. (“Equinix”) pursuant to which Equinix will provide colocation services to Taleo. Pursuant to the terms of the Agreement, Equinix will provide space, electrical power and other colocation services at its web hosting facilities in the Chicago, Illinois area for Taleo’s hosting infrastructure.  Under the terms of the Agreement, Taleo will pay Equinix aggregate fees of approximately $9 million over the next five years.

Except as otherwise provided in the Agreement, the Agreement incorporates the terms and conditions of the master services agreement dated April 14, 2006, between Taleo and Equinix Operating Co., Inc., a copy of which is filed as Exhibit 10.1 to Taleo’s Current Report on Form 8-K filed with the SEC on April 20, 2006.

A copy of the Agreement will be filed as an exhibit to the Company’s Report on Form 10-Q for the quarter ended March 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEO CORPORATION

By:	/s/ Katy Murray
Katy Murray Executive Vice President and Chief Financial Officer

Date:           April 7, 2010